UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 18, 2009

SINOBIOPHARMA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-144910	26-3002371
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

8 Zhong Tian Road Nantong City, Jiangsu Province, China 226009
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  011 - (86) 51-385328336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Item 3.02.   Unregistered Sales of Equity Securities.

On December 18, 2009, the Company’s wholly-owned subsidiary, DongYing (Jiangsu) Pharmaceutical Limited Company (“DongYing”), entered into three intellectual property transfer agreements with Meisu Jining Science and Technology (Nanjing) Limited Company for transfer of the approval certificates to engage in clinical trials for the drug Epleronone and its tablet and capsule forms in China (the “Intellectual Property”).  As consideration for Intellectual Property to DongYing, the Company issued an aggregate of 9,500,000 shares of the Company’s common stock to Meisu Jining Science and Technology (Nanjing) Limited Company.

The issuance of the common stock to Meisu Jining Science and Technology (Nanjing) Limited Company was exempt from registration under Section 4(2) of the Securities Act based upon our compliance with Regulation S as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”). Transfers of such shares were restricted by the Company in accordance with the requirements of the Securities Act. Meisu Jining Science and Technology (Nanjing) Limited Company was provided with access to our Securities and Exchange Commission filings.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

10.1
Purchase Agreement dated December 18, 2009 by and between DongYing (Jiangsu) Pharmaceutical Limited Company and Meisu Jining Science and Technology (Nanjing) Limited Company, for the transfer of the approval certificate for the Eplerenone drug.

10.2
Purchase Agreement dated December 18, 2009, by and between DongYing (Jiangsu) Pharmaceutical Limited Company and Meisu Jining Science and Technology (Nanjing) Limited Company, for the transfer of the approval certificate for the Eplerenone capsule.

10.3
Purchase Agreement dated December 18, 2009 by and between DongYing (Jiangsu) Pharmaceutical Limited Company and Meisu Jining Science and Technology (Nanjing) Limited Company, for the transfer of the approval certificate for the Eplerenone tablet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2009

SINOBIOPHARMA, INC.

By: /s/ Lequn Huang
       Lequn Huang
       Chief Executive Officer